UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

VERECLOUD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6560 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Named Executive Officers

Amendment to Unit Bonus Plan

On January 26, 2010, the Board of Directors (the “Board”) adopted the Verecloud, Inc. Unit Bonus Plan (the “Unit Bonus Plan”).  On September 16, 2010, upon written consent of each participant in the Unit Bonus Plan, the Board adopted an amendment to the Unit Bonus Plan to eliminate the market valuation vesting and payment trigger. This payment trigger provided for the payment of unit awards if the Company maintained a valuation of $30 million or greater for a period of 15 consecutive days. After the amendment to the Unit Bonus Plan, the payment of unit awards may be still be triggered by a Change of Control (as defined in the Unit Bonus Plan) or an Involuntary Separation (as defined in the Unit Bonus Plan).

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit #	Description	Reference
10.1	Verecloud, Inc. Unit Bonus Plan	Incorporated by reference as Exhibit 10.1 from the Company’s Form 8-K filed on January 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERECLOUD, INC.

Date: September 22, 2010	By:	/s/ John McCawley
John McCawley
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference
10.1	Verecloud, Inc. Unit Bonus Plan	Incorporated by reference as Exhibit 10.1 from the Company’s Form 8-K filed on January 28, 2010